SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report December 22, 2004

BORDERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-13740

Michigan	38-3294588
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Indentification No.)

100 Phoenix Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices with zip code)

(734) 477-1100
(Registrant's telephone number, including area code)

ITEM 1.01        Entry into a Material Definitive Agreement

On December 20, 2004, Borders Group, Inc. (the "Company") entered into an oral agreement with George R. Mrkonic, a director of the Company. Under the agreement, Mr. Mrkonic will continue to serve as a non-employee member of the Board of Directors of Paperchase Products, Ltd. (Paperchase), a subsidiary of the Company, following his resignation as a director of the Company as reported in Item 5.02 below. As a non-employee member of the Paperchase Board, Mr. Mrkonic will receive annual compensation of $100,000 per year and will be entitled to annual incentive payments of up to such amount based upon the performance of Paperchase.

The full text of the Term Sheet relating to Mr. Mrkonic's service as a director of Paperchase is included as Exhibit 99.1 to this Form 8-K.

ITEM 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

George R. Mrkonic, Director of Borders Group, Inc. (the Company), has resigned from the Board of Directors of the Company effective December 31, 2004. Mr. Mrkonic will continue to serve as a Director of Paperchase, as discussed in Item 1.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BORDERS GROUP, INC.
(Registrant)

Date: December 22, 2004	By: /s/ Edward W. Wilhelm
Edward W. Wilhelm
Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibits:
99.1	Agreement for George Mrkonic dated December 20, 2004